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                                                                EXHIBIT 10.20


                 FIRST AMENDMENT TO SECURITY AND LOAN AGREEMENT
                       AND ADDENDUM, EXHIBIT "A", THERETO


This First Amendment ("Amendment") amends that certain Security and Loan Agreement dated June 7, 1996, by and between Imperial Bank ("Bank") and T.HQ, Inc., Black Pearl Software, Inc., Malibu Games Inc. ("Borrowers") and the Addendum, Exhibit "A", (the "Addendum") thereto, of even date, (collectively herein the Security and Loan Agreement and the Addendum are referred to as the "Agreement") as follows:

1. Section 1. of the Agreement is modified to increase the total loan commitment from $7,500,000.00 to $9,000,000.00, based on the terms and borrowing base of the Agreement to the expiration date of June 30, 1997.

2. Section 6.k. is added to the Addendum to read in its entirety as follows:

        "Accounts over 90 days from invoice date, if on 30 day terms; accounts over 120 days from invoice date if on 60 or 90 day terms."


3. Section 6.1. is added to the Addendum to read in its entirety as follows:

        "Credit balances greater than 90 days from invoice date on accounts offered 30 day terms, and 120 days from invoice date for accounts offered 60 or 90 day terms."

4.      Section 6.j. of the Addendum is modified to add the following:

        "Accounts from the country of Canada will be included in the borrowing base according to the advance rate formula previously indicated in the Agreement. Canadian account exclusions will be those accounts as indicated in the Agreement and the above 6.k. and 6.1. sections added to the Addendum."

5.      Section 10.a. of the Addendum is modified as follows:

        Minimum tangible net worth allowed to be maintained is increased to $7,000,000.

6.      Section 10.c. of the Addendum is modified as follows:

        Minimum current ratio allowed to be maintained is changed to 1.40:1.00.

7.      Section 10.d. of the Addendum is modified as follows:

        Maximum total debt to tangible net worth ratio allowed to be maintained is changed to 1.75:1.00.
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T.HQ, Inc.
First Amendment to Agreement
December 4, 1996



8.      Except as provided above, the Agreement remains unchanged.

9.      This Amendment is effective as of                 , 1996, and the
        parties hereby confirm that the Agreement is in full force and effect.


T.HQ, Inc. "Borrower"                   Black Pearl Software, Inc. "Borrower"

By: /s/ [ILLEGIBLE]                     By:  /s/ [ILLEGIBLE]
    ------------------------------          ------------------------------

Title: V.P. Finance & Admin.            Title: V.P. Finance & Admin.
       ---------------------------             ---------------------------


Malibu Games, Inc. "Borrower"           Imperial Bank "Bank"

By: /s/ [ILLEGIBLE]                     By:
    ------------------------------          ------------------------------

Title: V.P. Finance & Admin.            Title:
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